                                                                    EXHIBIT 10TT

  Tenancy in Common Agreement dated as of December 30, 1996 by and among the
                    Registrant and Hewson Properties, Inc.

                                                                    EXHIBIT 10TT

                          TENANCY-IN-COMMON AGREEMENT
                          ---------------------------

     THIS TENANCY-IN-COMMON AGREEMENT (this "Agreement"), dated as of the 30th day of December, 1996, is made by and between New England Life Pension Properties IV; A Real Estate Limited Partnership, a Massachusetts limited partnership ("New England"), and Hewson Properties, Inc., a California corporation ("HPI") (individually, a "Tenant" and collectively, the "Tenants").

                                   RECITALS
                                   --------

     A. The Tenants are co-owners of all of the undivided interest in that certain real property and related improvements located in Phoenix, Arizona, as more particularly described in Exhibit A, attached hereto and incorporated herein (the "Property").

     B. The Tenants desire to set forth certain terms that will govern, in part, the Tenants' undivided interests in the Property.

     NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Tenants hereby agree as follows:

     1.   INTEREST.  The Tenants hereby agree that their interests in the
          --------
Property shall be governed by this Agreement. The respective interests of the Tenants in the Property are as follows:

               New England              66.16%
               HPI                      38.84%

     2.   TITLE TO THE PROPERTY.  Title to the Property shall be held by the
          ---------------------
Tenants as tenants-in-common in proportion to their undivided interests in the Property.


     3.   TERM.  This Agreement shall commence on the date hereof and shall
          ----
continue until terminated in accordance with this Agreement.


     4.   RIGHTS OF TENANTS.  Except as otherwise specifically provided herein,
          -----------------
this Agreement shall not be construed to limit any rights given to each Tenant as a tenant in common under applicable law.

     5.   PROPERTY MANAGEMENT.  The Tenants have executed an agreement (the
          -------------------
"Management Agreement") dated as of _______________, 1996 under which HPI shall serve as property manager (the "Manager"). Either Tenant may elect to terminate the Management Agreement upon sixty (60) days prior written notice to the other Tenant.

     6.   DISTRIBUTIONS.  Funds resulting from the ownership, operation, sale or
          -------------
refinancing of the Property shall be distributed by the Manager to the Tenants as provided in the Management Agreement, it being understood that the Manager may retain from either Tenant's distribution any sums such Tenant is required to pay pursuant to Section 7, provided that in the event the Management Agreement is terminated or expires, then from and after such termination or expiration, such funds shall be distributed to each Tenant in accordance with such Tenant's proportionate interest.

     7.   OBLIGATIONS OF TENANTS.  Each Tenant shall pay a share equal to the
          ----------------------
Tenant's interest in the Property, of any and all expenses associated with the ownership and operation of the Property immediately upon receipt of a written notice from the Manager or, in the event the Management Agreement is terminated or expires, upon receipt of a written notice from another Tenant (or a subsequently appointed Manager), accompanied by documentation showing the amount of such expenses owed. In addition, upon expiration of the insurance policy covering the Property as of the date hereof, each Tenant shall procure insurance coverage on such Tenant's interest in the Property in form and substance similar to the insurance policy covering the Property on the date hereof and otherwise reasonably acceptable to each of the other Tenants.

     8.   REMEDIES.  If a Tenant fails to pay such Tenant's share of any amounts
          --------
required to be paid pursuant to this Agreement within ten (10) days after written notice from the Manager that such payment is due (or, if the Management Agreement is terminated or expires, within ten (10) days after such written notice from another Tenant or subsequently appointed Manager), such failure shall constitute a default under this Agreement. In the event of such default, the non-defaulting Tenant shall have all rights and remedies available at law or equity or under this Agreement as a result of such failure, including the right to pay such sums, which sums will accumulate interest at a rate of interest per annum which is two percent (2%) greater than the "prime rate" then in effect at Citibank, N.A., New York, New York, from the date paid by such non-defaulting Tenant until such sums are paid by the defaulting Tenant to the non-defaulting Tenant.

     9.   NO PARTNERSHIP.  The Tenants do not intend to create, and this
          --------------
Agreement shall not be deemed or construed to create, a partnership or joint venture between the Tenants with respect to the Property. Notwithstanding the foregoing, in the event that a partnership or joint venture is determined to exist for federal, state or local income tax purposes, each Tenant hereby agrees that such organization shall be excluded from the provisions of Subchapter K of Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), and any comparable provisions of any applicable state or local tax statutes for all tax years. Each Tenant further covenants and agrees to report on such Tenant's federal and state income tax returns the Tenant's share of all items and income, deduction and credit from the Property consistent with the inapplicability of Subchapter K of Chapter 1 of the Code.

     10.  GENERAL LIMITATION ON TRANSFER. Anything to the contrary in this
          ------------------------------
Agreement notwithstanding, at law or in equity, no Tenant shall transfer or otherwise deal with any interest in the Property in a way that would cause a default under any material agreement relating to the Property or by which Tenants are bound.

     11.  TERMINATION.  This agreement shall immediately terminate upon the
          -----------
occurence of any of the following events:

          (a) the decision of all of the Tenants that it is in the best interest of all of the Tenants that this Agreement be terminated; or

          (b) the acquisition of all legal and beneficial interests in the Property by a single entity.

Upon termination of this Agreement as provided in Section 13(a) above, the Tenants shall hold the Property as tenants-in-common and shall be governed by the laws of the State of Arizona or such other jurisdiction as may be required by law without reference to the terms of this Agreement, unless they decide in writing on another form of ownership.

     12.  NOTICES.  All notices or other communications hereunder shall be in
          -------
writing and shall be deemed duly furnished if delivered by hand (with receipt therefor) or by a recognized overnight delivery service or by certified or registered mail, return receipt requested, first-class postage prepaid,

          (a)  if to New England at:

               c/o AEW Capital Management, L.P.
               225 Franklin Street
               Boston, Massachusetts 02110
               Attn:  General Counsel

with a copy (which shall not constitute notice) to:

               Hale and Dorr
               60 State Street
               Boston, Massachusetts 02110
               Attn:  Joseph J. Christian, Esquire

          (b)  if to HPI at:

               c/o The Hewson Company
               4636 East University Drive
               Suite 265
               Phoenix, Arizona 85034


with a copy (which shall not constitute notice) to:

               Snell & Wilmer L.L.P.
               One Arizona Center
               Phoenix, Arizona 85004
               Attn:  Jay D. Wiley, Esquire


unless notice of a change of address is furnished pursuant to the provisions of this Section 12. Any notice sent in compliance with this paragraph shall be deemed furnished on the date of delivery in the case of hand-delivery, on the earlier of the date of receipt or three (3) days after mailing in the case of mailing, or on the next business day in the case of a recognized overnight delivery service.

     13.  REPRESENTATIONS AND WARRANTIES.  Each Tenant hereby represents and
          ------------------------------
warrants to each of the other Tenants as follows:

          (a) Such Tenant has received independent tax and legal advice from attorneys of such Tenant's choice with respect to the advisability of executing and delivering this Agreement;

          (b) Such Tenant has made such investigation of the facts pertaining to this Agreement, and all of the matters pertaining thereto, as such Tenant deems necessary or appropriate;

          (c) Except as expressly stated in this Agreement, such Tenant has made no statement or representation to any other Tenant regarding any fact relied upon by any other Tenant in entering into this Agreement, and such Tenant specifically does not rely upon any statement, representation or promise of any other Tenant in executing this Agreement, except as expressly stated herein.

          (d) Such Tenant will not take any action which would interfere with the performance of this Agreement by any of the other Tenants or which would adversely affect any of the rights or remedies provided for herein.

          (e) Such Tenant has taken all actions and obtained all authorizations, consents and approvals as are conditions precedent to such Tenant's authority to execute this Agreement, to the extent applicable.

     14.  MATERIALITY OF ALL TERMS.  Each Tenant acknowledges and agrees that
          ------------------------
each and every term and condition of this Agreement is a material part of the Agreement, and constitutes a material part of the bargained-for consideration which has induced each Tenant to enter into this Agreement.

     15.  FURTHER ASSURANCES.  Each Tenant hereby agrees to promptly execute and
          ------------------
deliver any additional instruments or documents which are necessary or appropriate to carry out the purposes of this Agreement.

     16.  GOVERNING LAW.  This Agreement shall be governed by the laws of the
          -------------
State of Arizona.

     17.  SUCCESSORS AND ASSIGNS.  This Agreement shall bind and inure to the
          ----------------------
benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

     18.  RECORDING.  Neither this Agreement nor any notice or memorandum hereof
          ---------
shall be recorded in any public record. A violation of this prohibition shall constitute a material breach of this Agreement.

     19.  TIME OF THE ESSENCE.  Time is of the essence of this Agreement, and of
          -------------------
each covenant, agreement and condition hereof which provides for notice to be given or action taken on a specific date or within a specified period of time.

     20.  HEADINGS.  The headings preceding the text of the Sections hereof are
          --------
inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     21.  COUNTERPARTS.  This Agreement may be executed simultaneously in
          ------------
counterparts, each of which shall constitute one and the same instrument.

     22.  AMENDMENTS.  This Agreement may be amended or modified only by a
          ----------
writing executed by all Tenants.

     23.  SEVERABILITY.  In the event that any provision of this Agreement shall
          ------------
be deemed unenforceable or inoperative, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.

     24.  SECTION REFERENCES.  Except where the context clearly indicates to the
          ------------------
contrary, all references to the term "Section" are references to the corresponding Sections of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                            NEW ENGLAND LIFE PENSION PROPERTIES
                                            IV, A REAL ESTATE LIMITED
                                            PARTNERSHIP, a Massachusetts limited
                                            partnership


                                            By: Fourth Copley Corp., a
                                                Massachusetts corporation


                                            By: /s/ Sandra H. O'Connor
                                               --------------------------------
                                               Name: SANDRA H. O'CONNOR
                                                    ---------------------------
                                               Title: Investment Officer
                                                     --------------------------



                                            HEWSON PROPERTIES, INC., a
                                            California corporation


                                            By: /s/ Ernest F. Modzelewski
                                               ---------------------------------
                                            Name: ERNEST F. MODZELEWSKI
                                                 -------------------------------
                                            Title: PRES
                                                  ------------------------------

                                   EXHIBIT A
                                   ---------


Lots 21 through 28, inclusive, CAVECREEK INDUSTRIAL CENTER UNIT II, according to Book 227 of Maps, Page 10, records of Maricopa County, Arizona.